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                                                                 Exhibit 10-K(1)


                                 FIRST AMENDMENT
                                       TO
                              THE DANA CORPORATION
                           SUPPLEMENTAL BENEFITS PLAN
                           --------------------------



            Pursuant to resolutions of the Board of Directors adopted on July 21, 1997, the Dana Corporation Supplemental Benefits Plan (the "Plan") is hereby amended, effective as of December 8, 1997, as set forth below.


            1. Section 1.3 of the Plan is hereby amended to read in its entirety as follows:

            "1.3 Change in Control" means the occurrence of the event set forth in any one of the following paragraphs:

            (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (1) of paragraph (c) below; or

            (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 8, 1997, constitute the Board of Directors of the Company ("Board") and any new director whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 8, 1997 or whose appointment, election or nomination for election was previously so approved or recommended. For purposes of the preceding sentence, any director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, shall not be counted; or

            (c) there is consummated a merger of the Company or any direct or indirect Subsidiary of the Company with any other corporation, or a statutory share exchange of the Company's voting securities, other than (1) a merger or statutory share exchange which would result in

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                  the voting securities of the Company outstanding immediately prior to such merger continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
                  (2) a merger or statutory share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities; or

            (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

            For purposes of this "Change in Control" definition, the following terms shall have the following meanings:

            "Affiliate" shall mean a corporation or other entity which is not a Subsidiary and which directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. For the purpose of this definition, the terms "control", "controls" and "controlled" mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a corporation or other entity, whether through the ownership of voting securities, by contract, or otherwise.

            "Beneficial Owner" or "Beneficially Owned" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

            "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily

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            holding securities pursuant to an offering of such securities, or
            (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

            "Subsidiary" shall mean a corporation or other entity, of which 50% or more of the voting securities or other equity interests is owned directly, or indirectly through one or more intermediaries, by the Company."




            IN WITNESS WHEREOF, the undersigned has hereby executed this First Amendment on behalf of the Company this 26th day of March, 1998.



                                                 DANA CORPORATION


                                                 /s/  Martin J. Strobel
                                                 ----------------------

ATTEST:


/s/  Mark A. Smith
------------------